EXHIBIT 16.1

MaloneBailey, LLP
9801 Westheimer, Suite 1100
Houston, Texas 77042

January 5, 2017

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K of Unified Signal, Inc. for the event that occurred on January 3, 2017, and we agree with the statements concerning our firm contained therein.

Very truly yours,

/s/ MaloneBailey, LLP
www.malone-bailey.com